Exhibit 99.1

Press Release

Lincoln Educational Services Closes on the Sale of its Nashville, TN Campus for $33.8 Million

The school will remain in operation at the current site while a new campus location is determined.

PARSIPPANY, NJ – June 13, 2023 – Lincoln Educational Services Corporation (NASDAQ: LINC), a national leader in specialized technical training for more than 75 years, announced today that it has closed on the sale of its Nashville campus to an affiliate of SLC Development, LLC for $33.8 million pursuant to the previously reported Contract for the Sale of Real Estate entered into in 2021. In connection with the sale, the parties entered into a lease agreement allowing Lincoln to continue to occupy the nearly 16-acre property located at 1524 Gallatin Avenue in East Nashville and operate its campus on a rent-free basis for a period of 15 months while the Company seeks to relocate to a more modern facility within the Nashville market.  In addition to the initial 15-month term of the lease, Lincoln has three options to extend the lease for consecutive 30-day terms at $150,000 per extension term.

 “Our Nashville campus will continue to be fully operational, with no interruption to our training programs, as we seek to relocate to a newer, state-of-the-art facility and carry on the legacy that began in 1919 as Nashville Auto-Diesel College and continues today,” said Scott Shaw, Lincoln Educational Services Corporation President and CEO.

While the new campus location has not yet been determined, Lincoln expects that the new facility will be EBITDA neutral for the first year of operations given the anticipated efficiencies. The Company expects to invest $15 to $20 million for the buildout of the new campus including the addition of new programs such as HVAC and Electrical.

The net proceeds from the Nashville sale are approximately $33.2 million, net of closing costs, which will be available for working capital, acquisitions, other strategic initiatives and general corporate purposes. The property’s carrying value is approximately $4.5 million.  The estimated fair value of the rent for the 15-month rent-free period is between $2.0 million to $2.5 million.

FORWARD-LOOKING STATEMENTS

Statements in this press release and in oral statements made from time to time by representatives of Lincoln Educational Services Corporation regarding Lincoln’s business that are not historical facts, including those made in a conference call, may be “forward-looking statements” as that term is defined in the federal securities law. The words “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Generally, these statements relate to business plans or strategies and projections involving anticipated revenues, earnings or other aspects of the Company’s operating results. Such forward-looking statements include the Company’s current belief that it is taking appropriate steps regarding the pandemic and that student growth will continue. The Company cautions you that these statements concern current expectations about the Company’s future performance or events and are subject to a number of uncertainties, risks and other influences many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projects upon which the statements are based including, without limitation, impacts related to the COVID-19 pandemic or other epidemics or pandemics; our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with acquisitions or a change of control of our Company; our success in updating and expanding the content of existing programs and developing new programs for our students in a cost-effective manner or on a timely basis; risks associated with the opening of new campuses; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in the “Risk Factors” section of our Annual Reports and Quarterly Reports filed with the Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to publicly revise or update any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof.

About Lincoln Educational Services Corporation

Lincoln Educational Services Corporation is a leading provider of diversified career-oriented post-secondary education. Lincoln offers recent high school graduates and working adults career-oriented programs in five principal areas of study: automotive technology, health sciences, skilled trades, business and information technology, and hospitality services. Lincoln has provided the workforce with skilled technicians since its inception in 1946. Lincoln currently operates 22 campuses in 14 states under four brands: Lincoln College of Technology, Lincoln Technical Institute, Lincoln Culinary Institute and Euphoria Institute of Beauty Arts and Sciences. For more information, please go to www.lincolntech.edu.